Exhibit 10.2

EXECUTION VERSION

PROMISSORY NOTE

Borrowers:	FIRSTFORM, INC. 4320 Winfield Road, Suite 200 Warrenville, IL 60555 SPORTS FIELD HOLDINGS, INC. 4320 Winfield Road, Suite 200 Warrenville, IL 60555	Lender:	GENLINK CAPITAL, LLC 1205 N. Ankeny Blvd., Suite 209 Ankeny, IA 50023

Principal Amount: $1,000,000.00	Date of Note: July 14, 2016

PROMISE TO PAY. FIRSTFORM, INC., a Florida corporation, and SPORTS FIELD HOLDINGS, INC., a Nevada corporation (“Borrowers”) promise to pay on or before December 20, 2017 (the “Due Date”) to GENLINK CAPITAL, LLC (“Lender”), or order, in lawful money of the United States of America, the principal amount of ONE MILLION DOLLARS AND NO CENTS ($1,000,000.00), or as much as has been disbursed and remains outstanding on this Note at the Due Date, as is shown by the Lender’s records, together with interest on the unpaid principal of this Note until this Note is fully paid, at the rate of Fifteen Percent (15.00%) per annum.

PAYMENT AND REBORROWING. Borrowers shall make monthly interest payments. Borrowers’ first monthly interest payment is due on August 25, 2016, and all subsequent interest payments are due on the same day of each month after that. In addition, on the Due Date, Borrowers shall make one payment in the amount of all unpaid principal and interest.

Subject to the terms and conditions of the Business Loan Agreement between Borrowers and Lender of even date herewith (“Loan Agreement”), the undersigned may borrow, prepay and re-borrow under this Note until the Due Date within the limits of this Note and the Loan Agreement. Any advances made under this Note shall be at the sole discretion of the Lender and the Lender is not obligated to make any advance.

Borrowers’ final payment will be due on the Due Date, and will be for all principal and all accrued interest not yet paid. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges. Interest on this Note is computed on the basis of actual days elapsed in a 360 day year. Borrowers will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.

PREPAYMENT. Borrowers agree that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, Borrowers may pay without penalty all or a portion of the amount owed earlier than it is due provided, however, that if this Note is paid prior to the Due Date of this Note, Borrowers shall pay to the Lender a prepayment penalty in that amount determined to bring total interest actually received by the Lender from the inception of this Note to Seventy Five Thousand Dollars ($75,000.00). Early payments will not, unless agreed to by Lender in writing, relieve Borrowers of Borrowers’ obligation to continue to make payments under the payment schedule or relieve Borrowers from their obligation to have paid a minimum of Seventy Five Thousand Dollars ($75,000.00) in interest. Rather, early payments will reduce the principal balance due and may result in Borrowers making fewer payments. Borrowers agree not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrowers send such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrowers will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to the Lender at the address set forth above.

LATE CHARGE. If a payment is fifteen (15) days or more late, Borrowers will be charged Five Percent (5.00%) of the unpaid portion of the regularly scheduled payment, but in any event, not less than Fifty Dollars ($50.00).

INTEREST AFTER DEFAULT. Upon the occurrence of an Event of Default, including failure to pay upon final maturity, Lender, at its option, may, if permitted under applicable law, increase the interest rate on this Note by 4.000 percentage points. However, in no event will the interest rate exceed the maximum rate under applicable law. If the Event of Default is curable, as provided for in this Agreement and in the Loan Agreement, once such Event of Default has been cured, the interest rate on this Note shall revert to the interest rate prior to such default as set forth in this Agreement.

PROMISSORY NOTE

EXECUTION VERSION

AUTOMATIC TRANSFER AUTHORIZATION. Borrowers authorize Lender to charge Account No. 229048734151 at Bank of America for all payments due on this Note as set forth in the PAYMENT section of this Note. The Lender may continue to charge the Account until the Loan is paid. Borrowers understand and agree that if a payment due date falls on a non-business day, the payment amount will be debited from the Account and credited to the Loan as a loan payment on the next day banks are open for regular business. Borrowers further understand and agree that if the Account does not have a sufficient balance on a day that a payment is to be debited from the Account and credited to the Loan, Lender may, at its option, suspend further efforts to debit the Account and look to Borrowers for the payment and all subsequent payments until such time as all payments under the Loan are current. At Lender’s option and sole discretion, Lender may resume charging the Account without further instruction from Borrowers once all payments are current. In the event that Lender does not resume charging to the Account, Lender will notify Borrowers in writing that this authorization has been cancelled. Such cancellation of this authorization does not excuse Borrowers from making timely payment under the terms of the Note.

DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Note:

Payment Default. Borrowers fail to make any payment when due under this Note. Borrowers shall have the right to cure such default within three (3) days after receiving written notice from Lender demanding cure of such default. If Borrowers cure such default within the specified cure period, Borrower shall be entitled to continue with the Loan as if no default has occurred. If Borrowers fail to cure such default within the specified cure period, Lender may proceed with its rights and remedies under the Loan as set forth in this Agreement.

Other Defaults. Borrowers fail to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrowers. Borrowers shall have the right to cure such default within seven (7) days after receiving written notice from Lender demanding cure of such default. If Borrowers cure such default within the specified cure period, Borrowers shall be entitled to continue with the Loan as if no default has occurred. If Borrowers fail to cure such default within the specified cure period, Lender may proceed with its rights and remedies under the Loan as set forth in this Agreement.

Default in Favor of Third Parties. Any of Borrowers default under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrowers’ property or Borrowers’ ability to repay this Note or perform Borrowers’ obligations under this Note or any of the related documents. Borrowers shall have the right to cure such default within seven (7) days after receiving written notice from Lender demanding cure of such default. If Borrowers cure such default within the specified cure period, Borrowers shall be entitled to continue with the Loan as if no default has occurred. If Borrowers fail to cure such default within the specified cure period, Lender may proceed with its rights and remedies under the Loan as set forth in this Agreement.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrowers or on Borrowers’ behalf under this Note or the related loan documents is false or misleading in any material respect, either now or at the time made or furnished or becomes materially false or misleading at any time thereafter. Borrowers shall have the right to cure such default within fourteen (14) days after receiving written notice from Lender demanding cure of such default. If Borrowers cure such default within the specified cure period, Borrowers shall be entitled to continue with the Loan as if no default has occurred. If Borrowers fail to cure such default within the specified cure period, Lender may proceed with its rights and remedies under the Loan as set forth in this Agreement.

Dissolution or Insolvency. The dissolution or termination of any of Borrowers’ existence as a going business, the insolvency of any of Borrowers, the appointment of a receiver for any part of Borrowers’ property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against any of Borrowers. With respect to any involuntary bankruptcy action against the Borrowers, the Borrowers shall have a period of sixty (60) days to cure or effect the rescinding of the involuntary bankruptcy petition.

Defective Collateralization. This Note or any of the Related Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason. Borrowers shall have the right to cure such default within fourteen (14) days after receiving written notice from Lender demanding cure of such default. If Borrowers cure such default within the specified cure period, Borrowers shall be entitled to continue with the Loan as if no default has occurred. If Borrowers fail to cure such default within the specified cure period, Lender may proceed with its rights and remedies under the Loan as set forth in this Agreement.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of any of Borrowers or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrowers’ accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrowers as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrowers give Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

PROMISSORY NOTE

EXECUTION VERSION

Change in Ownership/Management; Disposal of Assets. Any of Borrowers suffer or permit majority control of any of Borrowers to be sold, assigned or otherwise transferred, or if any of Borrowers make or permit a change in their present senior level management, or if any of Borrowers merge or consolidate with any company or enterprise, or otherwise disposes of a substantial portion (as determined by Lender) of its assets or properties.

Adverse Change. A material adverse change occurs in any of Borrowers’ respective financial conditions, or Lender reasonably believes in good faith that the prospect of payment or performance of this Note is impaired. Borrowers shall have the right to cure such default within fourteen (14) days after receiving written notice from Lender demanding cure of such default. If Borrowers cure such default within the specified cure period, Borrowers shall be entitled to continue with the Loan as if no default has occurred. If Borrowers fail to cure such default within the specified cure period, Lender may proceed with its rights and remedies under the Loan as set forth in this Agreement.

Insecurity. Lender reasonably and in good faith believes itself insecure. Borrowers shall have the right to cure such default within fourteen (14) days after receiving written notice from Lender demanding cure of such default. If Borrowers cure such default within the specified cure period, Borrowers shall be entitled to continue with the Loan as if no default has occurred. If Borrowers fail to cure such default within the specified cure period, Lender may proceed with its rights and remedies under the Loan as set forth in this Agreement.

LENDER’S RIGHTS. Following the occurrence of an Event of Default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, and then Borrowers will pay that amount.

ATTORNEYS’ FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrowers do not pay. Borrowers will pay Lender that amount. This includes, subject to any limits under applicable law, Lender’s reasonable attorneys’ fees and Lender’s legal expenses, whether or not there is a lawsuit, including without limitation all attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrowers also will pay any court costs, in addition to all other sums provided by law.

JURY WAIVER. Lender and Borrowers hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrowers against the other.

GOVERNING LAW. This Note will be governed by, construed and enforced in accordance with federal law and the laws of the State of Iowa. This Note has been accepted by Lender in the State of Iowa.

CHOICE OF VENUE. If there is a lawsuit, Borrowers agree upon Lender’s request to submit to the jurisdiction of the courts of POLK County, State of Iowa.

DISHONORED ITEM FEE. Borrowers will pay a fee to Lender of $50.00 if Borrowers make a payment on Borrowers’ loan and the check or preauthorized charge with which Borrowers pay is later dishonored.

COLLATERAL. Borrowers acknowledge that this Note is secured by the following collateral described in the security instruments listed herein: (i) Security Agreement given by Borrowers.

LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note may be requested orally or in writing by Borrowers or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. Borrowers agree to be liable for all sums advanced in accordance with the instructions of an authorized person. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender’s internal records, including daily computer print-outs.

PURPOSE OF LOAN. The specific purpose of this loan is for Borrowers’ working capital. Advances may not be used as distributions to or withdrawals by any officer, director, or shareholder of Borrowers or any other person or entity.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon the Borrowers, and upon Borrowers’ successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrowers and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party, guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PROMISSORY NOTE

EXECUTION VERSION

PRIOR TO SIGNING THIS NOTE, BORROWERS READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWERS AGREE TO THE TERMS OF THE NOTE.

BORROWERS ACKNOWLEDGE RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE AND ALL OTHER DOCUMENTS RELATING TO THIS DEBT.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE ALSO APPLIES TO ANY OTHER CREDIT AGREEMENTS, (EXCEPT CONSUMER LOANS OR OTHER EXEMPT TRANSACTIONS) NOW IN EFFECT BETWEEN YOU AND THIS LENDER.

BORROWERS:

FIRSTFORM, INC.

By	/s/ Jeromy Olson
Jeromy Olson, its CEO

SPORTS FIELD HOLDINGS, INC.

By	/s/ Jeromy Olson
Jeromy Olson, its CEO

PROMISSORY NOTE